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                                                                    EXHIBIT 23.1


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements of Lions Gate Entertainment Corp. on Form S-8 (File Nos. 333-9830, 333-12800, 333-107266 and 333-111022), and on Form S-3 (File No. 333-109101) of
our report dated March 21, 2003 relating to the consolidated financial statements of Film Holdings Co. as of December 31, 2002 and 2001 and our report dated March 7, 2002 relating to the consolidated financial statements of Film Holdings Co. as of December 31, 2001 and 2000 which appear on this Form 8-K/A.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, CA
March 1, 2004